EXHIBIT 23(a)

CONSENT OF INDEPENDENT AUDITORS


GENERAL MOTORS CORPORATION:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of General Motors Corporation of our reports dated January 29, 1996 appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1995, as amended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Detroit, Michigan
October 9, 1996